UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Danaher Corporation

(Exact name of registrant as specified in its charter)

Delaware	59-1995548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Pennsylvania Avenue, N.W., Suite 800W Washington, D.C.	20037-1701
(Address of principal executive offices)	(Zip Code)

DH Europe Finance II S.à r.l.

(Exact name of registrant as specified in its charter)

Luxembourg	98-1495002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1B Heienhaff, L-1736 Senningerberg, Luxembourg Grand Duchy of Luxembourg	L-1736
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.200% Senior Notes due 2026 0.450% Senior Notes due 2028 0.750% Senior Notes due 2031 1.350% Senior Notes due 2039 1.800% Senior Notes due 2049	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-224149 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Danaher Corporation (“Danaher”) and DH Europe Finance II S.à r.l. (“Danaher International II” and together with Danaher, the “Registrants”) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated September 3, 2019 (the “Prospectus Supplement”) and the accompanying prospectus, dated July 9, 2019 (the “Base Prospectus”). The Prospectus Supplement relates to the €1,250,000,000 aggregate principal amount of 0.200% Senior Notes due 2026, €1,250,000,000 aggregate principal amount of 0.450% Senior Notes due 2028, €1,750,000,000 aggregate principal amount of 0.750% Senior Notes due 2031, €1,250,000,000 aggregate principal amount of 1.350% Senior Notes due 2039 and €750,000,000 aggregate principal amount of 1.800% Senior Notes due 2049 (collectively, the “Notes”) issued by Danaher International II. The Notes are fully and unconditionally guaranteed by Danaher. The Base Prospectus forms a part of the Registrants’ Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-224149), filed with the Commission on July 10, 2019, which amends the Registration Statement on Form S-3 (File No. 333-224149), filed with the Commission by Danaher on April 5, 2018 (as amended, the “Registration Statement”).

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions under the heading “Description of Notes” in the Prospectus Supplement and “Description of Danaher International and Danaher International II Debt Securities” in the Base Prospectus are incorporated by reference herein. Copies of such descriptions will be filed with The New York Stock Exchange.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 18, 2019, by and among DH Europe Finance II S.à r.l., as issuer, Danaher Corporation, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of Danaher’s Current Report on Form 8-K filed with the Commission on September 18, 2019).

4.2	First Supplemental Indenture, dated as of September 18, 2019, by and among DH Europe Finance II S.à r.l., as issuer, Danaher Corporation, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of Danaher’s Current Report on Form 8-K filed with the Commission on September 18, 2019).

4.3	Form of 0.200% Senior Notes due 2026 (included in Exhibit 4.2).

4.4	Form of 0.450% Senior Notes due 2028 (included in Exhibit 4.2).

4.5	Form of 0.750% Senior Notes due 2031 (included in Exhibit 4.2).

4.6	Form of 1.350% Senior Notes due 2039 (included in Exhibit 4.2).

4.7	Form of 1.800% Senior Notes due 2049 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DANAHER CORPORATION

Date: September 18, 2019	By:	/s/ Matthew R. McGrew
Name: Matthew R. McGrew Title: Executive Vice President and Chief Financial Officer

DH EUROPE FINANCE II S.À. R.L.

Date: September 18, 2019	By:	/s/ Frank T. McFaden
Name: Frank T. McFaden Title: Category A Manager